                           SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                             SIEBEL SYSTEMS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.  Title of each class of securities to which transaction applies:

     ------------------------------------------------------------------------

     2.  Aggregate number of securities to which transaction applies:

     ------------------------------------------------------------------------

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ------------------------------------------------------------------------

     4.  Proposed maximum aggregate value of transaction:

     ------------------------------------------------------------------------

     5.  Total fee paid:

     ------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.  Amount Previously Paid:

     ------------------------------------------------------------------------

     2.  Form, Schedule or Registration Statement No.:

     ------------------------------------------------------------------------

     3.  Filing Party:

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     4.  Date Filed:

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


                         [LOGO OF SIEBEL SYSTEMS INC.]

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON APRIL 14, 1997

                               ----------------

TO THE STOCKHOLDERS OF SIEBEL SYSTEMS, INC.:

  Notice is Hereby Given that the Annual Meeting of Stockholders of Siebel Systems, Inc., a Delaware corporation (the "Company"), will be held on April 14, 1997 at 11:00 a.m. local time at the Company's principal executive offices at 1855 South Grant Street, San Mateo, California 94402 for the following purposes:

  1. To elect two directors to hold office until the 2000 Annual Meeting of Stockholders.

  2. To approve an amendment to the Company's Employee Stock Purchase Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 1,000,000 shares.

  3. To ratify the selection of KPMG Peat Marwick LLP as independent auditors of the Company for its fiscal year ending December 31, 1997.

  4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  The Board of Directors has fixed the close of business on March 3, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ James C. Gaither
                                          -------------------------------------
                                          James C. Gaither
                                          Secretary

San Mateo, California
March 13, 1997

                               ----------------

  ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                         [LOGO OF SIEBEL SYSTEMS INC.]

                                PROXY STATEMENT

                      FOR ANNUAL MEETING OF STOCKHOLDERS

                                  TO BE HELD
                                APRIL 14, 1997

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

  The enclosed proxy is solicited on behalf of the Board of Directors of Siebel Systems, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on April 14, 1997, at 11:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's principal executive offices at 1855 South Grant Street, San Mateo, California 94402. This proxy statement and accompanying proxy card were mailed on or about March 13, 1997 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

  The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

  Only holders of record of Common Stock at the close of business on March 3, 1997 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 3, 1997 the Company had outstanding and entitled to vote 34,135,179 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

  All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

  Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive offices, 1855 South Grant Street, San Mateo, California 94402, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

  Proposals of stockholders that are intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company no later than November 13, 1997 in order to be included in the proxy statement and proxy relating to that Annual Meeting. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  The Company's Amended and Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

  The Board of Directors is presently composed of six members. There are two directors in the class whose term of office expires in 1997. Each of the nominees for election to this class is currently a director of the Company. All of the Company's directors were appointed to the Board. If elected at the Annual Meeting, each of the nominees would serve until the 2000 annual meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

  Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

  Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2000 ANNUAL
MEETING

  ERIC E. SCHMIDT, PH.D., age 41, has served as a Director of the Company since May 1996. Since 1994, Dr. Schmidt has been the Chief Technical Officer of Sun Microsystems, Inc., a producer of workstations, servers, and computer software. From 1983 to 1994, Dr. Schmidt held various other positions at Sun Microsystems, Inc., including President, Sun Technology Enterprises; Vice President, General Systems Group; and Vice President and General Manager, Software Products division. Dr. Schmidt is currently a Director of Geoworks, a developer of application software for consumer computing devices. Dr. Schmidt received a B.S. in Electrical Engineering from Princeton University, a M.S. in Electrical Engineering and a Ph.D. in Computer Science from the University of California at Berkeley.

  A. MICHAEL SPENCE, PH.D., age 53, has served as a Director of the Company since October 1995. Since 1990, Dr. Spence has served as Dean of the Graduate School of Business at Stanford University. From 1984 to 1990, Dr. Spence served as Dean of Faculty of Arts and Sciences at Harvard University. Dr. Spence also serves as a director of BankAmerica Corporation, General Mills, Inc., Nike, Inc., Sun Microsystems, Inc. and Verifone, Inc. Dr. Spence received a B.A. in Philosophy from Princeton University, a B.A. and an M.A. in Mathematics from Oxford University, and a Ph.D. in Economics from Harvard University.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE FOR EACH NAMED NOMINEE
                                ---

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1998 ANNUAL MEETING

  GEORGE T. SHAHEEN, age 52, has served as a Director of the Company since October 1995. Since 1989, Mr. Shaheen has been the Managing Partner of Andersen Consulting. Mr. Shaheen has been a partner of Andersen Consulting since 1977 and held various other positions at Andersen Consulting from 1967 to 1977. Mr. Shaheen is on the Board of Trustees at Bradley University and is a member of the Board of Advisors for the Northwestern University J.L. Kellogg Graduate School of Business. Mr. Shaheen received a B.S. in Marketing and an M.B.A. from Bradley University.

  CHARLES R. SCHWAB, age 59, has served as a Director of the Company since October 1994. Since 1987, he has been the Chairman and Chief Executive Officer of The Charles Schwab Corporation, a discount brokerage firm founded in 1971 by Mr. Schwab. Mr. Schwab also serves as a director of The Gap, Inc., Transamerica Corporation and AirTouch Communications. Mr. Schwab is a member of the Board of Trustees of Stanford University and a member of the Board of Directors of the National Park Foundation. Mr. Schwab received a B.A. in Economics from Stanford University, and an M.B.A. from the Graduate School of Business at Stanford University.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1999 ANNUAL MEETING

  JAMES C. GAITHER, age 59, has served as a Director of the Company since February 1994. Since 1971, Mr. Gaither has been a Partner of the law firm Cooley Godward LLP. Prior to beginning his law practice with the firm in 1969, he served as law clerk to The Honorable Earl Warren, Chief Justice of the United States; Special Assistant to the Assistant Attorney General in the U.S. Department of Justice; and Staff Assistant to the President of the United States, Lyndon Johnson. Mr. Gaither is a former president of the Board of Trustees at Stanford University and is a member of the Board of Trustees of the Carnegie Endowment for International Peace, RAND, The William and Flora Hewlett Foundation, and The James Irvine Foundation. Mr. Gaither is currently a director of Amylin Pharmaceuticals, Inc., Basic American, Inc., and Levi Strauss & Company. Mr. Gaither received a B.A. in Economics from Princeton University and a J.D. from Stanford University.

  THOMAS M. SIEBEL, age 44, has served as Chairman, Chief Executive Officer, and President of the Company since its inception in July 1993. From July 1991 until December 1992, he served as Chief Executive Officer of Gain Technology, a multimedia software company which merged with Sybase in December 1992. Mr. Siebel served as President and Chief Operating Officer of Gain Technology from May 1991 to July 1991. From January 1984 until September 1990, Mr. Siebel worked at Oracle Corporation where he held a number of executive management positions including Vice President Product Line Marketing, Group Vice President Industry Marketing, Group Vice President and General Manager Direct Marketing Division, and most recently Group Vice President Oracle USA. Mr. Siebel is a graduate of the University of Illinois at Urbana-Champaign from which he holds a B.A. in History, an M.B.A. and an M. S. in Computer Science.

BOARD COMMITTEES AND MEETINGS

  During the fiscal year ended December 31, 1996 the Board of Directors held eight meetings. The Board has an Audit Committee and a Compensation Committee.

  The Audit Committee makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the results and scope of the audit and other services provided by the Company's independent auditors and reviews and evaluates the Company's audit and control functions. The Audit Committee is composed of two non-employee directors: Dr. Spence and Mr. Shaheen. The Audit Committee met once during the fiscal year ended December 31, 1996.

  The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's 1996 Equity Incentive Plan and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three non-employee directors: Messrs. Gaither and Schwab and Dr. Spence. The Board of Directors has also established a Subcommittee of the Compensation Committee composed of Mr. Schwab and Dr. Spence for the purpose of granting equity incentives to persons subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"). The Compensation Committee met five times during the fiscal year ended December 31, 1996.

  During the fiscal year ended December 31, 1996, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

                                  PROPOSAL 2

             APPROVAL OF AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

  In May 1996, the Board of Directors adopted the Employee Stock Purchase Plan (the "Purchase Plan") authorizing the issuance of up to 700,000 shares of the Company's Common Stock. At January 1, 1997, an aggregate of 99,817 shares had been issued under the Purchase Plan and 600,183 shares remained available for the grant of future rights under the Plan. In January 1997, the Board of Directors of the Company adopted an amendment to the Purchase Plan to increase the number of shares authorized for issuance under the Purchase Plan to 1,700,000 shares. This amendment is intended to afford the Company greater flexibility in providing employees with stock incentives and to ensure that the Company can continue to provide such incentives to the Company's growing number of employees. During the last fiscal year, shares were purchased by certain persons who were executive officers of the Company in 1996 in the amounts and at the weighted average prices per share under the Purchase Plan as follows: Patricia A. House, 1,426 shares ($7.23); Craig T. Ramsey, 1,141 shares ($7.23); Kevin A. Johnson, 1,093 shares ($7.23); William B. Edwards, 1,236 shares ($7.23); all current executive officers as a group, 3,422 shares ($7.23); and all employees (excluding current executive officers) as a group 96,395 shares ($7.23).

  Stockholders are requested in this Proposal 2 to approve the amendment to the Purchase Plan increasing the number of shares authorized for issuance under the Purchase Plan to 1,700,000. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Purchase Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                             A VOTE FOR PROPOSAL 2
                                    ---

  The essential features of the Purchase Plan, as amended, are outlined below:

PURPOSE

  The purpose of the Purchase Plan is to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board of Directors to participate in the Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. All of the Company's approximately 213 employees (as of December 31, 1996) who own less than 5% of the Company's outstanding Common Stock are eligible to participate in the Purchase Plan.

  The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

ADMINISTRATION

  The Purchase Plan is administered by the Board of Directors, which has the final power to construe and interpret the Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether any parent or subsidiary of the Company shall be eligible to participate in such plan. The Board has the power to delegate administration of such plan to a committee of not less than two Board members. The Board may abolish any such committee at any time and revest in the Board the administration of the Purchase Plan. The Board has delegated administration of the Purchase Plan to the Compensation Committee.

OFFERINGS

  The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. The offering period for any offering may be no more than 27 months. The initial offering period commenced on June 27, 1996 and has a term of 24 months which consists of four six-month purchase periods (each a "Purchase Period") ending on December 31, 1996, June 30, 1997, December 31, 1997 and June 30, 1998, respectively.

ELIGIBILITY

  Unless otherwise specifically provided in any particular offering, any person who is customarily employed at least 20 hours per week and five months per calendar year by the Company (or by any parent or subsidiary of the Company designated from time to time by the Board) on the first day of an offering period (or the first day of a Purchase Period within an offering period) is eligible to participate in that offering under the Purchase Plan, provided such employee has been in the continuous employ of the Company for such period preceding the first day of the offering period (or the first day of a Purchase Period, as the case may be) as determined by the Board (not to exceed two years). The Board may provide in any offering that officers of the Company who are "highly compensated" as defined in the Code are not eligible to be granted rights under the Purchase Plan.

  Notwithstanding the foregoing, no employee is eligible for the grant of any rights under the Purchase Plan if, immediately after such grant, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options), nor will any employee be granted rights that would permit him to buy more than $25,000 worth of stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company in any calendar year.

PARTICIPATION IN THE PLAN

  Eligible employees become participants in the Purchase Plan by delivering to the Company, prior to the date selected by the Board as the offering date for the offering, an agreement authorizing payroll deductions of up to 15% of such employee's earnings during the Purchase Period.

PURCHASE PRICE

  For each Purchase Period, the purchase price per share at which shares are sold under the Purchase Plan will not be less than the lower of (i) 85% of the fair market value of a share of Common Stock on the date of commencement of the offering or, if lower, the first day of such Purchase Period or any previous Purchase Period within the offering, and (ii) 85% of the fair market value of a share of Common Stock on the last day of the Purchase Period.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

  The purchase price of the shares is accumulated by payroll deductions over the offering period. At any time during any Purchase Period, a participant may terminate his or her payroll deductions. A participant may reduce, increase or begin such payroll deductions after the beginning of any offering period only as provided for in the applicable offering. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company. A participant may not make any additional payments into such account.

PURCHASE OF STOCK

  By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under such plan. In connection with offerings made under the Purchase Plan, the Board may specify a maximum number of shares any employee may be granted the right to purchase and the maximum aggregate number of shares which may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed such maximum aggregate number, the Board would make a pro rata allocation of shares available in a uniform and equitable manner. Unless the employee's participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period at the applicable price. See "Withdrawal" below.

WITHDRAWAL

  While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable offering period, subject to any specific limitations in the offering.

  Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of stock on the employee's behalf during such offering, and such employee's interest in the offering will be automatically terminated. The employee is not entitled to again participate in such offering. An employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the Purchase Plan.

TERMINATION OF EMPLOYMENT

  Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee's employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

RESTRICTIONS ON TRANSFER

  Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

DURATION, AMENDMENT AND TERMINATION

  The Board may suspend or terminate the Purchase Plan in its discretion. Unless terminated earlier, the Purchase Plan will terminate at such time that all of the shares subject to the Purchase Plan's reserve have been issued under the terms of the Purchase Plan.

  The Board may also amend the Purchase Plan in its discretion. Any amendment of the Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Board if the amendment would (i) increase the number of shares of Common Stock reserved for issuance under the Purchase Plan, (ii) modify the requirements relating to eligibility for participation in the Purchase Plan, or (iii) modify any other provision of the Purchase Plan in a manner that would materially increase the benefits accruing to participants under the Purchase Plan, if such approval is required in order to comply with the requirements of Rule 16b-3 under the Exchange Act.

  Rights granted before amendment or termination of the Purchase Plan will not be impaired by an amendment or termination of the Purchase Plan without consent of the person to whom such rights were granted.

EFFECT OF CERTAIN CORPORATE EVENTS

  In the event of a dissolution, liquidation or specified type of merger of the Company, the surviving corporation either will assume the rights under the Purchase Plan or substitute similar rights, or the exercise date of any ongoing offering will be accelerated such that the outstanding rights may be exercised immediately prior to, or concurrent with, any such event.

STOCK SUBJECT TO PURCHASE PLAN

  If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the Common Stock not purchased under such rights again becomes available for issuance under the Purchase Plan.

FEDERAL INCOME TAX INFORMATION

  Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

  A participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon the holding period of the purchased shares.

  If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Capital gains currently are generally subject to lower tax rates than ordinary income. The maximum capital gains rate for federal income tax purposes is 28% while the maximum ordinary income rate is effectively 39.6% at the present time.

  If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition, and the Company may, in the future, be required to withhold income taxes relating to such ordinary income from other payments made to the participant. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be long or short-term depending on whether the stock has been held for more than one year.

  There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation).

                                  PROPOSAL 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors has selected KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1997 and has further directed that management submit the selection of KPMG Peat Marwick LLP as the Company's independent auditors for ratification by the stockholders at the Annual Meeting. KPMG Peat Marwick LLP has audited the Company's financial statements since its inception in 1993. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

  Stockholder ratification of the selection of KPMG Peat Marwick LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of KPMG Peat Marwick LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

  The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG Peat Marwick LLP.

                       THE BOARD OF DIRECTORS RECOMMENDS
                             A VOTE FOR PROPOSAL 3
                                    ---

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information with respect to the beneficial ownership of the Company's outstanding Common Stock as of January 10, 1997 by: (i) each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of the Common Stock; (ii) each of the Company's directors, (iii) each of the Named Executive Officers (as defined below); and (iv) all directors and executive officers of the Company as a group.

                                                                   SHARES
                                                                BENEFICIALLY
                                                                  OWNED(1)
                                                             ------------------
PRINCIPAL STOCKHOLDERS, DIRECTORS AND OFFICERS                 NUMBER   PERCENT
----------------------------------------------               ---------- -------
Thomas M. Siebel(2)......................................... 12,952,800  38.0%
   1855 South Grant Street
   San Mateo, CA 94402
Andersen Consulting LLP(3)..................................  2,776,000   8.2
   1661 Page Mill Road
   Palo Alto, CA 94304
Patricia A. House(4)........................................  1,075,426   3.2
Craig T. Ramsey(5)..........................................    645,341   1.9
Kevin A. Johnson(6).........................................     90,000    *
William B. Edwards(7).......................................    509,566   1.5
James C. Gaither(8).........................................    176,342    *
Eric E. Schmidt, Ph.D. .....................................     22,000    *
A. Michael Spence, Ph.D.(9).................................    176,000    *
George T. Shaheen(10).......................................  2,778,140   8.2
Charles R. Schwab(11).......................................    828,000   2.5
All directors and executive officers as a group (10 per-
 sons)(12).................................................. 18,794,049  54.3

--------
 * Represents beneficial ownership of less than 1%.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 33,756,179 shares of Common Stock outstanding as of January 10, 1997.

 (2) Includes 12,279,062 shares held as trustee under the Siebel Living Trust u/a/d 7/27/93 and 293,738 shares held by Siebel Asset Management, L.P. of which Mr. Siebel is a limited partner. Also includes 80,000 shares held by the Thomas and Stacey Siebel Foundation to which Mr. Siebel disclaims beneficial ownership. Also includes 300,000 shares issuable to Mr. Siebel upon exercise of outstanding options.

 (3) Mr. Shaheen, a director of the Company, is the Managing Partner of Andersen Consulting LLP. Mr. Shaheen disclaims beneficial ownership of such shares held by Andersen Consulting LLP except to the extent of his partnership interest therein. Also includes 176,000 shares issuable to Mr. Shaheen upon exercise of options subject to vesting through February 2001.

 (4) Includes 800,000 shares which are subject to a right of repurchase in favor of the Company which expires ratably through February 1998. Also includes 30,000 shares issuable upon exercise of outstanding options.

 (5) Includes 320,000 shares subject to a right of repurchase in favor of the Company that expires ratably through March 2000 and 320,000 shares issuable upon exercise of options subject to vesting through March 2000. Also includes 4,200 shares held by Mr. Ramsey's wife.

 (6) Includes 36,000 shares subject to a right of repurchase in favor of the Company that expires ratably through November 1997. Also includes 54,000 shares issuable upon exercise of options subject to vesting through November 2001.

 (7) Includes 480,000 shares which are subject to a right of repurchase in favor of the Company which expires ratably through March 1998.

 (8) Includes 176,000 shares which are subject to a right of repurchase in favor of the Company which expires ratably through March 1998. Also includes 60 shares held by GC&H Investments. Mr. Gaither, a partner of GC&H Investments, disclaims beneficial ownership of such shares, except to the extent of his partnership interest therein.

 (9) Includes 176,000 shares which are subject to a right of repurchase in favor of the Company which expires ratably through October 2000.

(10) Includes 2,600,000 shares held by Andersen Consulting LLP. Mr. Shaheen, the Managing Partner of Andersen Consulting, disclaims beneficial ownership of such shares, except to the extent of his partnership interest therein. Also includes 176,000 shares issuable upon exercise of options subject to vesting through February 2001 and 2,140 shares held by the Shaheen Revocable Trust.

(11) Includes 180,000 shares which are subject to a right of repurchase in favor of the Company which expires ratably through October 1999. Also includes 100,000 shares held by the Schwab Family Foundation to which Mr. Schwab disclaims beneficial ownership and 8,000 shares held by Mr. Schwab's children.

(12) Includes 2,600,000 shares held by Andersen Consulting LLP. See footnote
     (3) above. Also includes 846,000 shares issuable upon exercise of options held by all executive officers and directors subject to vesting on various dates through March 2002. See footnotes (2), (3), (4), (5), (6) and (10).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with except that one report on Form 4 was filed late by Mr. Ramsey.

                            EXECUTIVE COMPENSATION

DIRECTORS' COMPENSATION

  The Company's directors do not currently receive any cash compensation for service on the Board or any committee thereof, but directors may be reimbursed for certain expenses in connection with attendance at Board and committee meetings. In May 1996, Dr. Schmidt received an option to purchase 220,000 shares of the Company's Common Stock at an exercise price per share of $5.75; in April 1996, Dr. Spence and Messrs. Gaither, Shaheen and Schwab each received an option to purchase 44,000 shares of the Company's Common Stock at an exercise price per share of $3.25; in April 1996, Mr. Siebel received an option to purchase 2,000,000 shares of the Company's Common Stock at an exercise price per share of $2.75; and in February 1996, Mr. Shaheen received an option to purchase 176,000 shares of the Company's Common Stock at an exercise price per share of $0.88.

EXECUTIVE COMPENSATION

  The following table sets forth for the fiscal years ended December 31, 1996 and 1995 the compensation earned by the Company's Chief Executive Officer and the four most highly compensated executive officers during such periods (collectively, the "Named Executive Officers") whose salary and bonus for the fiscal year ended December 31, 1996 were in excess of $100,000 for services rendered in all capacities to the Company for that fiscal year:

                                                               LONG-TERM
                                          ANNUAL              COMPENSATION
                                       COMPENSATION              AWARDS
                                    ------------------    --------------------
                                                               SECURITIES
NAME AND PRINCIPAL POSITION    YEAR SALARY($) BONUS($)    UNDERLYING OPTIONS #
---------------------------    ---- --------- --------    --------------------
Thomas M. Siebel               1996  180,000  140,000          2,000,000
   Chairman and Chief          1995  180,000   50,000                --
   Executive Officer
Patricia A. House              1996  142,500  140,000            400,000
   Executive Vice President    1995  120,000   30,000                --
   and Chief Operating
   Officer
Craig T. Ramsey(1)             1996   97,308  120,000(3)         640,000
   Senior Vice President       1995      --       --                 --
   Worldwide Operations
Kevin A. Johnson(2)            1996  115,000   40,000            110,000
   Vice President Legal        1995   17,010   10,000                --
   Affairs
William B. Edwards             1996  122,500   50,000            100,000
   Vice President Engineering  1995  100,833   20,000                --

--------
(1) Mr. Ramsey joined the Company in March 1996.
(2) Mr. Johnson joined the Company in November 1995.
(3) Represents commissions earned in 1996.

OPTION GRANTS IN THE LAST FISCAL YEAR

  The Company grants options to its executive officers under its 1996 Equity Incentive Plan (the "1996 Plan"). As of January 10, 1997, options to purchase a total of 11,739,400 shares were outstanding under the 1996 Plan and 6,278,930 shares remained available for grant thereunder.

  The following tables show for the fiscal year ended December 31, 1996, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                POTENTIAL REALIZABLE
                                                                                                  VALUE AT ASSUMED
                           NUMBER OF      % OF TOTAL                                           ANNUAL RATES OF STOCK
                          SECURITIES        OPTION                                               PRICE APPRECIATION
                          UNDERLYING        GRANTED   EXERCISE OR                                FOR OPTION TERM(5)
                            OPTION       TO EMPLOYEES BASE PRICE  MARKET PRICE EXPIRATION --------------------------------
                         GRANTED(#)(1)    IN 1996(3)    ($/SH)     ($/SH)(4)      DATE      0%($)      5%($)      10%($)
                         -------------   ------------ ----------- ------------ ---------- ---------- ---------- ----------
Thomas M. Siebel........   2,000,000(2)      20.6%       2.75         8.50      03/31/06  11,500,000 22,191,209 38,593,622
Patricia A. House.......     200,000(2)       2.1        1.45         8.50      03/24/06   1,410,000  2,479,121  4,119,362
                             200,000(7)       2.1        2.75         8.50      03/31/06   1,150,000  2,219,121  3,859,362
Craig T. Ramsey.........     640,000(6)       6.6        1.45         8.50      03/24/06   4,512,000  7,933,187 13,181,959
Kevin A. Johnson........      90,000(8)       0.9        0.875        8.50      02/13/06     686,250  1,167,354  1,905,463
                              20,000(9)       0.2        3.25         8.50      04/15/06     105,000    211,912    375,936
William B. Edwards......     100,000(10)      1.0        2.75         8.50      03/31/06     575,000  1,109,560  1,929,681

--------
 (1) Certain options granted prior to the company's initial public offering may be exercised prior to vesting, subject to the Company's right to repurchase in the event service is terminated.

 (2) Options vest at a rate of 5% per quarter beginning on the vesting commencement date and have a term of 10 years.

 (3) Based on an aggregate of 9,701,000 shares subject to options granted to pursuant to the Company's 1996 Plan in the fiscal year ended December 31, 1996.

 (4) Based on the Company's initial public offering price of $8.50 per share.

 (5) The potential realizable value is calculated based on the term of the option at the time of grant (10 years). Stock price appreciation of 0%, 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent the Company's prediction of its stock price performance. The potential realizable value is calculated by assuming that the initial price offering price of $8.50 per share appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

 (6) Option vests at a rate of 25% on March 11, 1997 and 6.25% each quarter thereafter.

 (7) Option vests at a rate of 14.29% on February 8, 2000 and 3.57% each quarter thereafter.

 (8) Option vests at a rate of 20% on November 8, 1996 and 5% each quarter thereafter.

 (9) Option vests at a rate of 20% on April 8, 1998 and 5% each quarter thereafter.

(10) Option vests at a rate of 20% on February 25, 1999 and 5% each quarter thereafter.

        AGGREGATED OPTIONS EXERCISED IN 1996 AND YEAR-END OPTION VALUES

                                                      NUMBER OF SECURITIES
                                                           UNDERLYING           VALUE OF UNEXERCISED
                                                       UNEXERCISED OPTIONS     IN-THE-MONEY OPTIONS AT
                           SHARES                    AT DECEMBER 31, 1996(#)   DECEMBER 31, 1996($)(2)
                         ACQUIRED ON     VALUE      ------------------------- -------------------------
NAME                     EXERCISE(#) RECEIVED($)(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     ----------- -------------- ----------- ------------- ----------- -------------
Thomas M. Siebel........       --           --        200,000     1,800,000    4,850,000   43,650,000
Patricia A. House.......       --           --         20,000        380,00      511,000    9,449,000
Craig T. Ramsey.........   320,000      576,000       320,000           --     8,176,000          --
Kevin A. Johnson........    36,000       20,700        54,000        20,000    1,410,750      475,000
William B. Edwards......       --           --            --        100,000          --     2,425,000

--------
(1) Based on the fair market value of the Company's Common Stock on the exercise date, minus the exercise price, multiplied by the number of shares exercised.

(2) Based on the fair market value of the Company's Common Stock as of December 31, 1996 ($27.00 per share), minus the exercise price, multiplied by the number of shares underlying the options.

                     REPORT OF THE COMPENSATION COMMITTEE
            OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(1)

  The Board of Directors of the Company (the "Board") has delegated to the Compensation Committee of the Board (the "Committee") the authority to establish and administer the Company's compensation programs. The Compensation Committee is comprised of three non-employee directors: James C. Gaither, Charles R. Schwab and A. Michael Spence. The Committee is responsible for: (i) determining the most effective total executive compensation strategy based upon the business needs of the Company and consistent with stockholders' interests; (ii) administering the Company's executive compensation plans, programs and policies; (iii) monitoring corporate performance and its relationship to compensation of executive officers; and (iv) making appropriate recommendations concerning matters of executive compensation. The Board of Directors has also established a Subcommittee of the Compensation Committee composed of Mr. Schwab and Dr. Spence for the purpose of granting stock options to persons subject to Section 16 of the Exchange Act.

COMPENSATION PHILOSOPHY

  The policies of the Committee with respect to executive officers, including the Chief Executive Officer, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential. To emphasize sustained performance of the Company's executive officers, the Committee has adopted policies to align executive compensation with the creation of stockholder value as measured in the equity markets. These policies are implemented using a mix of the following key elements:

  1. The Company pays base salaries that are generally competitive with other leading computer software companies with which the Company competes for talent. To ensure that its salaries are sufficient to attract and retain highly qualified executives and other key employees, the Company regularly compares its salaries with those of its competitors and sets salary parameters based on this review;

  2. The Company pays cash bonuses based on the achievement of specific operating goals and high levels of performance; and

  3. The Company provides significant equity-based incentives pursuant to the Company's 1996 Equity Incentive Plan and Employee Stock Purchase Plan to ensure that the Company's executive officers and key employees are motivated to achieve the Company's long term goals.

BASE SALARY

  The Committee recognizes the importance of maintaining compensation practices and levels of compensation competitive with other leading computer software companies with which the Company competes for personnel. Base salary represents the fixed component of the executive compensation program. The Company's philosophy regarding base salaries is conservative, with the goal of maintaining salaries at or below the comparable industry median. Base salary levels are established based on an annual review of published executive salary levels at similar software companies and on the basis of individual performance. The industry group index shown on the Company's Performance Measurement Comparison Graph includes the larger software companies included in the Company's compensation survey. Periodic increases in base salary are the result of individual contributions evaluated against established annual and long-term performance objectives and an annual salary survey of comparable companies in the Company's industry. While base salaries for most executives were increased during 1996, they remain in the low to mid range of the comparable companies surveyed.
--------
(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "1933 Act") or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CASH BONUSES

  Cash bonus awards are another component of the Company's compensation program and are designed to reward the Company's executives and other senior managers for assisting the Company in achieving its operational goals through exemplary individual performance. Bonuses, if any, are both linked to the achievement of specified individual and corporate goals as well as a review of personal performance which is determined at the discretion of the Committee. Corporate performance goals upon which 1996 bonuses were based included: the successful completion of both the Company's initial public offering as well as a secondary public offering, both of which provided the Company with financing necessary to support future growth; the execution of product license agreements with a number of significant new customers; increased customer satisfaction levels; development of a worldwide infrastructure to support increased sales and marketing efforts; the introduction of additional products and the improvement of the Company's existing products; and the meeting of quarterly and annual revenue, profitability and other financial goals, including an increase in annual revenue from $8.0 million in 1995 to $39.2 million in 1996. In January 1997, the Committee reviewed the Company's 1996 corporate performance goals and determined that all of the goals had been achieved. Based on such achievement, the Committee awarded bonuses to most of its executive officers (including all Named Executive Officers), which equaled or exceeded targeted bonus levels. Bonuses to executive officers ranged from 16% to 98% of 1996 base salary. Commissions totaling 123% of base salary were paid to the Company's Senior Vice President Worldwide Operations based on the achievement of certain specified sales goals.

EQUITY COMPENSATION

  The 1996 Equity Incentive Plan and Employee Stock Purchase Plan offered by the Company have been established to provide all employees, including executive officers, of the Company with an opportunity to share, along with the stockholders of the Company, in the long-term performance of the Company. The Committee strongly believes that a primary goal of the compensation program should be to provide key employees who have significant responsibility for the management, growth and future success of the Company with an opportunity to increase their ownership of the Company and potentially gain financially from Company stock price increases. The interests of stockholders, executives and employees should thereby be closely aligned. Executives are eligible to receive stock options generally not more often than once a year, giving them the right to purchase shares of Common Stock of the Company in the future at a price equal to fair market value at the date of grant. All grants must be exercised according to the provisions of the Company's 1996 Equity Incentive Plan. All outstanding options held by executive officers vest over a period of not less than four years and expire ten years from the date of grant.

  As the base salaries for executive officers of the Company are targeted to be in the lower range for comparable companies, the Company has used stock options as the primary incentive to attract and motivate its executive officers. The goal of the Compensation Committee is to provide equity compensation for executive officers, including the Chief Executive Officer, which equals or exceeds levels at comparable companies. Within such range, option amounts are based on salary grade within the Company and the achievement of overall Company and individual performance goals as discussed above. After considering the criteria relating to awarding stock options, the Committee determined that all executive officers, including the Chief Executive Officer, would receive option grants in fiscal 1996. All such options vest over a five-year period, with the majority commencing upon the date of grant. However, in order to encourage a focus on building long-term stockholder value, several grants (including to certain Named Executive Officers) begin vesting several years after the date of grant.

  Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Committee has determined to satisfy the requirements for "performance-based compensation" with respect to compensation awarded to its Named Executive Officers whenever possible and to the extent then practicable.

CHIEF EXECUTIVE OFFICER COMPENSATION

  The Committee uses the same procedures described above for the other executive officers in setting the annual salary, bonus and stock option awards for Thomas Siebel, the Company's Chief Executive Officer. Mr. Siebel's base salary for 1996 was unchanged from his base salary for 1995. During 1996, the Company achieved all its corporate objectives. The Committee concluded that Mr. Siebel was a very significant contributor in accomplishing these objectives. For 1996, the Committee awarded Mr. Siebel a bonus of approximately 78% of base salary. This amount was in excess of the target bonus established for him for the year, based on the Committee's subjective conclusions regarding his performance. Despite the bonus granted, based on a survey by the Company in 1996, the total cash compensation paid to Mr. Siebel in 1996 was below the average for chief executive officers at comparable software companies. Under the Company's executive compensation program, the total compensation mix for senior executives emphasizes longer-term rewards in the form of stock options. In early 1996, Mr. Siebel received an option grant to purchase 2,000,000 shares of the Company's Common Stock at the fair market value of the Common Stock on the date of grant. Such option vests over a five year period from the date of grant. In determining such grant, the Committee reviewed the stock option positions provided to chief executive officers of comparable software companies in connection with their employment services. This grant was intended to continue to maintain the overall competitiveness of Mr. Siebel's compensation package and strengthen the alignment of Mr. Siebel's interests with those of the stockholders during a crucial phase of the Company's development.

SUMMARY

  The Committee believes that the compensation of executives by the Company is appropriate and competitive with the compensation programs provided by other leading software companies with which the Company competes for executives and employees. The Committee believes its compensation strategy, principles and practices result in a compensation program tied to stockholder returns and linked to the achievement of annual and longer-term financial and operational results of the Company on behalf of the Company's stockholders.

                                          Compensation Committee
                                          James C. Gaither
                                          Charles R. Schwab
                                          A. Michael Spence

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  As noted above, the Company's Compensation Committee consists of James C. Gaither, A. Michael Spence and Charles R. Schwab. Prior to the first meeting of the Compensation Committee in June 1996, the Board of Directors made all determinations with respect to compensation. Thomas M. Siebel, the Company's Chief Executive Officer and the Chairman of the Board of Directors participated in the deliberations of the Board of Directors concerning executive compensation.

  See "Certain Transactions" for a description of transactions between the Company, members of the Compensation Committee and/or entities affiliated with members of the Compensation Committee.

PERFORMANCE MEASUREMENT COMPARISON(1)

  The following graph shows the total stockholder return of an investment of $100 in cash on June 27, 1996(2) for (i) the Company's Common Stock, (ii) The Nasdaq Stock Market--U.S. Index (the "Nasdaq Index")(3) and (iii) the Hambrecht & Quist Software Sector Index (the "H&Q Software Index")(3). All values assume reinvestment of the full amount of all dividends.


                             [GRAPH APPEARS HERE]


SEBL                         Price                  Data Point
----                         -----                  ----------
Date
----
6/28/96                          8.500                  100.00
7/31/96                         14.875                  175.00
8/30/96                         20.563                  241.91
9/30/96                         20.813                  244.85
10/31/96                        27.250                  320.59
11/29/96                        22.500                  264.71
12/31/96                        27.000                  317.65

Nasdaq
------
Date
----
6/28/96                        385.010                  100.00
7/31/96                        356.543                   92.61
8/30/96                        376.521                   97.80
9/30/96                        405.339                  105.28
10/31/96                       400.897                  104.13
11/29/96                       425.742                  110.58
12/31/96                       425.258                  110.45

H&Q Software
------------
Date
----
6/28/96                        718.540                  100.00
7/31/96                        663.410                   92.33
8/30/96                        673.750                   93.77
9/30/96                        746.730                  103.92
10/31/96                       721.100                  100.36
11/29/96                       772.580                  107.52
12/31/96                       741.630                  103.21

--------
(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) The Company's initial public offering commenced on June 27, 1996 and the Company's 1996 fiscal year ended December 31, 1996. Assumes that $100 was invested on June 27, 1996 in the Company's Common Stock at the Company's initial public offering price of $8.50 per share and at the closing sales price for each index on that date and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

(3) The Nasdaq Stock Market Index is calculated by the Center for Research in Securities Prices. The H&Q Software Index is calculated by Hambrecht and Quist LLC.

                             CERTAIN TRANSACTIONS

  In April 1996, the Company issued 90,000 shares of Series D Preferred Stock (the "Series D Stock") for an aggregate consideration of $900,000. In connection with such financing, the Company issued 50,000 shares of Series D Stock to Andersen Consulting LLP and 20,000 shares of Series D Stock to Charles R. Schwab, a director of the Company and member of the Compensation Committee. The Company and Andersen Consulting LLP have entered into a Master Alliance Agreement, dated March 17, 1995, pursuant to which Anderson Consulting LLP provides the Company related professional services to the Company's customers, and a Software License and Services Agreement, dated January 1, 1995 pursuant to which Anderson Consulting LLP made payments of $72,300 to the Company in fiscal 1996. Andersen Consulting LLP is a principal stockholder of the Company and George T. Shaheen, the Managing Partner of Andersen Consulting, is a director of the Company.

  In May 1996, Craig D. Ramsey, an officer of the Company, exercised an option to purchase 320,000 shares of Common Stock and paid the exercise price by issuing a promissory note to the Company in the amount of $464,000. The note is secured by the shares of Common Stock issued upon exercise. The note accrues interest at the rate of 7% per annum and is due in May 2000.

  James C. Gaither, a director of the Company, is a partner of Cooley Godward LLP, which has provided legal services to the Company since its inception.

  The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party be reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's By-laws.

  The Company believes that the foregoing transactions were on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                                 OTHER MATTERS

  The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ James C. Gaither
                                          -------------------------------------
                                          James C. Gaither
                                          Secretary

March 13, 1997

                                                                           ANNEX

                          EMPLOYEE STOCK PURCHASE PLAN

                       ADOPTED BY THE BOARD MAY 14, 1996
                     APPROVED BY SHAREHOLDERS IN JUNE 1996
                            AMENDED JANUARY 10, 1997




1.        PURPOSE.

          (a) The purpose of the Employee Stock Purchase Plan (the "Plan") is to provide a means by which employees of Siebel Systems, Inc. (the "Company"), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

          (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

          (c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

          (d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

2.        ADMINISTRATION.

          (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

          (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

             (i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

            (ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

                                       1.

           (iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

            (iv)   To amend the Plan as provided in paragraph 13.

             (v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

          (c) The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.        SHARES SUBJECT TO THE PLAN.

          (a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate one million seven hundred thousand (1,700,000) shares of the Company's common stock (the "Common Stock"). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

          (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.        GRANT OF RIGHTS; OFFERING.

          (a) The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the memorandum documenting the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed

                                       2.

twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

          (b) If an employee has more than one right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (1) each agreement or notice delivered by that employee will be deemed to apply to all of his or her rights under the Plan, and (2) a right with a lower exercise price (or an earlier-granted right, if two rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right, if two rights have identical exercise prices) will be exercised.

5.        ELIGIBILITY.

          (a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee's customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

          (b) The Board or the Committee may provide that, each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

             (i) the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right;

            (ii) the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

           (iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

                                       3.

          (c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

          (d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

          (e) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.        RIGHTS; PURCHASE PRICE.

          (a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen (15%) of such employee's Earnings (as defined in subparagraph 7(a)) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one or more dates during an Offering (the "Purchase Date(s)") on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

          (b) In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares which may be purchased by any employee as well as a maximum aggregate number of shares which may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering which contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

                                       4.

          (c) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

             (i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

            (ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

7.        PARTICIPATION; WITHDRAWAL; TERMINATION.

          (a) An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee's Earnings during the Offering. "Earnings" is defined as an employee's regular salary or wages (including amounts thereof elected to be deferred by the employee, that would otherwise have been paid, under any arrangement established by the Company intended to comply with Section 401(k), Section 402(e)(3), Section 125, Section 402(h), or Section 403(b) of the Code, and also including any deferrals under a non-qualified deferred compensation plan or arrangement established by the Company), which shall include or exclude bonuses, commissions, overtime pay, incentive pay, profit sharing, other remuneration paid directly to the employee, the cost of employee benefits paid for by the Company or an Affiliate, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company or an Affiliate under any employee benefit plan, and similar items of compensation, as determined by the Board or Committee. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

          (b) At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant's interest in that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan but such participant

                                       5.

will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

          (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee's employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

          (d) Rights granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution, or by beneficiary designation as provided in paragraph 14, and otherwise during his or her lifetime, shall be exercisable only by the person to whom such rights are granted.

8.        EXERCISE.

          (a) On each date specified therefor in the relevant Offering ("Purchase Date"), each participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant's account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

          (b) No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date.

                                       6.

If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9.        COVENANTS OF THE COMPANY.

          (a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

          (b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10.       USE OF PROCEEDS FROM STOCK.

          Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

11.       RIGHTS AS A STOCKHOLDER.

          A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant's stockholdings acquired upon exercise of rights under the Plan are recorded in the books of the Company.

12.       ADJUSTMENTS UPON CHANGES IN STOCK.

          (a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

                                       7.

          (b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, as determined by the Board in its sole discretion (i) any surviving corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing Offering terminated.

13.       AMENDMENT OF THE PLAN.

          (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

             (i) Increase the number of shares reserved for rights under the Plan;

            (ii) Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under
     Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3")); or

           (iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

          (b) Rights and obligations under any rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

                                       8.

14.       DESIGNATION OF BENEFICIARY.

          (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death during an Offering.

          (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.       TERMINATION OR SUSPENSION OF THE PLAN.

          (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the shares subject to the Plan's share reserve, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

          (b) Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of
Section 423 of the Code.

16.       EFFECTIVE DATE OF PLAN.

          The Plan became effective upon the closing date of the Company's initial public offering of stock on an effective S-1 Registration Statement.

                                       9.

                             SIEBEL SYSTEMS, INC.


                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON APRIL 14, 1997


The undersigned hereby appoints Thomas M. Siebel and Howard H. Graham and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Siebel Systems, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Siebel Systems, Inc. to be held at the Company's principal executive offices at 1855 South Grant Street, San Mateo, CA 94402 on Monday, April 14, 1997 at 11:00 a.m. (local time, and at any and all postponements, continuations and adjournments thereof), with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.


        UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR
                                                                           ---
        ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE
                                              ---
        SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.


MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.
                             ---
PROPOSAL 1: To elect two directors to hold office until the 2000 Annual Meeting of Stockholders.

      [_] FOR all nominees listed below       [_] WITHHOLD AUTHORITY to vote
          (except as marked to the                for all nominees listed below.
          contrary below).

NOMINEES: Eric E. Schmidt, Ph.D., A. Michael Spence, Ph.D.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE WRITE SUCH NOMINEE'S NAME BELOW:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3.

PROPOSAL 2: To approve an amendment to the Company's Employee Stock Purchase
            Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 1,000,000 shares.


                 [_]  FOR        [_]  AGAINST    [_]  ABSTAIN

                  (Continued and to be signed on other side)

                          (Continued from other side)

PROPOSAL 3: To ratify the selection of KPMG Peat Marwick LLP as independent auditors of the Company for its fiscal year ending December 31, 1997.

                 [_]  FOR        [_]  AGAINST    [_]  ABSTAIN


DATED                , 1997
      ---------------                   ------------------------------

                                        ------------------------------
                                        SIGNATURE(S)

                                        Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by an authorized person.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

                                      2.